Exhibit 99

For Immediate Release

TradeStation Group Reports Record Revenues, Net Income and EPS for 2005 Fourth Quarter and Year

2005 Income Before Income Taxes Increases 120% and Pre-Tax Margin Increases 64%

Plantation FL, February 14, 2006 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported for the 2005 fourth quarter record net revenues of $27.3 million, record income before income taxes of $10.3 million, record net income of $7.3 million, record net income per share (diluted) of 16 cents, record brokerage accounts of nearly 24,000, and record daily average revenue trades (DARTs) of nearly 49,000. For the 2005 year, the company reported record net revenues of $97.0 million, record income before income taxes of $32.5 million, record net income of $21.1 million, and record net income per share (diluted) of 48 cents.

TradeStation Group’s 2005 fourth quarter net income of $7.3 million, or 16 cents per share (diluted), was a 106% increase from 2004 fourth quarter net income of $3.6 million, or 8 cents per share (diluted). Net income for the 2005 fourth quarter included a $927,000 reversal of a valuation allowance on deferred income tax assets, which accounted for 2 cents of the company’s net income per share (diluted). The company’s 2005 fourth quarter income before income taxes of $10.3 million was a 79% increase from 2004 fourth quarter income before income taxes of $5.7 million.

TradeStation Group’s 2005 net income was $21.1 million, or 48 cents per share (diluted), as compared to 2004 net income of $14.7 million, or 33 cents per share (diluted). Given that in 2005 the company’s effective income tax rate was approximately 35.2%, as compared to an effective rate of less than 1% in 2004, the company believes that income before income taxes is a more meaningful year-over-year comparison. TradeStation Group’s 2005 income before income taxes was $32.5 million, a 120% increase from 2004 income before income taxes of $14.8 million.

TradeStation Group’s 2005 fourth quarter net revenues of $27.3 million were a 35% increase from 2004 fourth quarter net revenues of $20.2 million, and the company’s 2005 annual net revenues of $97.0 million were a 34% increase from 2004 annual net revenues of $72.3 million.

The company’s pre-tax margin increased to 38% in the 2005 fourth quarter, as compared to a pre-tax margin of 28% in the 2004 fourth quarter. The company’s pre-tax margin for the 2005 year increased by 64% — to a 34% pre-tax margin in 2005 from a 20% pre-tax margin in 2004. Pre-tax margin is determined by dividing the company’s income before income taxes by its net revenues.

“We are very pleased with our record fourth quarter and year-end results” said David Fleischman, CFO of TradeStation Group.

TradeStation Reports Record DARTs and Total Accounts

For the 2005 fourth quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q4 05	Q4 04	% Increase
Daily Average Revenue Trades	48,767	34,728	40%

“We attribute our year-over-year growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering,” said Fleischman.

The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of January 2006.

TradeStation had 23,973 brokerage accounts at the end of the 2005 fourth quarter, a 31% increase year over year.

TradeStation’s Average Client Trades Over 500 Times Per Year and Has an Average Account Balance of $81,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2005 fourth quarter:

Client Trading Activity
Annualized average revenue per account	$4,291
Annualized trades per account	531

Client Account Assets
Average assets per account (Equities)	$81,000

Average assets per account (Futures)	$19,000

While the average TradeStation account traded about 530 times per year, or 44 times per month, the average Ameritrade and E-Trade account traded about 10 times per year, or less than one time per month. Also, TradeStation’s average assets per equities account of $81,000 was substantially higher than the average assets per account of Ameritrade and E-Trade.

Company Provides 2006 Business Outlook

TradeStation today also published its 2006 Business Outlook.

The company’s first quarter and full-year 2006 Business Outlook estimated ranges are as follows:

2006 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	First			Full-year
	Quarter 2006			2006
REVENUES	$28.0	to	$30.0	$119.0	to	$130.0
INCOME BEFORE INCOME TAXES	$9.5	to	$11.0	$40.0	to	$48.0
EARNINGS PER SHARE (Diluted)	$0.13	to	$0.15	$0.54	to	$0.65

The company’s first quarter and full-year 2006 Business Outlook is based on numerous assumptions, including: basing the midpoints of the ranges, in part, on recent trading activity levels and market conditions; anticipated growth and trading activity of active trader equities and futures accounts; the effects of the lowering of thresholds for waiving the monthly platform fee charged to brokerage clients and of a recently-modified futures commission pricing structure; the rate of growth and impact of the company’s direct-access options execution service offering; the launch date of the company’s upgraded forex offering and the rate of growth and impact of new forex accounts and trading activity; interest rates (and the extent to which they will or will not increase or decrease); the cost of ongoing litigation and the amount of any judgments, awards, settlements or regulatory fines or sanctions; the effect of new accounting rules that require recording of compensation expenses with respect to stock-based awards granted to employees; the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2005 fourth quarter and year-end results and its 2006 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom trading strategies. In 2005, TradeStation was named Best Stock Brokerage and Best Futures Brokerage and, for the third year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2006 Business Outlook, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	the effects of the company’s recently-announced new pricing structure for futures traders, and its recently-announced fee waiver plans for equities, futures and forex traders, being materially different than anticipated;

•	market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering;

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products or services into the market;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility;

•	issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow forex, institutional and non-US trader market business (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition costs and expenses (such as amortization expense) incurred in connection with any such attempted growth in the event the company acquires other businesses;

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (there have been several market data and order execution outages recently, the causes of which the company has been working to correct, as well as failures to perform on the part of the brokerage firm’s back-office system vendor, to whom the company has served a notice concerning such failures), any of which could result in a business or legal requirement to issue large credit amounts to customers, loss of accounts, reduced trading activity, loss of or diminished reputation and recognition in the industry, increased monetary costs and diversion of internal resources, regulatory inquiries, fines and sanctions (a NYSE audit has been scheduled for March 2006), and other material adverse consequences;

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	a pending NASD inquiry concerning OATS reporting, and a possible upcoming NYSE inquiry concerning OTS reporting, either of which could result in fines, sanctions and other negative consequences;

•	a notice from the NASD alleging violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”), which alleges that in March and April 2004 (when the firm’s accounts and trades were carried by and cleared through Bear Stearns and customer short sales were authorized and arranged by Bear Stearns on behalf of the firm’s accounts using Bear Stearns’s short sale inventory and short sale policies) 172 customer short sale orders were accepted without annotating an affirmative determination that the firm would receive delivery of the security on behalf of the customer or that the firm could borrow the security on behalf of the customer for delivery by the settlement date, which could result in a fine, sanction and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including three pending lawsuits, all of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and one pending NASD arbitration proceeding, which the company also considers baseless, concerning claims of a brokerage client, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, which may result in higher-than-anticipated attorneys’ fees and litigation expenses);

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*

	Three Months Ended			Year Ended
	December 31,			December 31,
	2005		2004	2005	2004
		(Unaudited)
REVENUES:
Brokerage commissions and fees	$17,391,097		$14,881,928	$65,953,165	$56,505,854
Interest income	8,270,953		3,131,783	24,489,696	6,357,973
Brokerage interest expense	1,040,786		603,414	3,512,606	710,047

Net interest income	7,230,167		2,528,369	20,977,090	5,647,926
Subscription fees	2,025,118		2,071,987	8,120,296	8,124,944
Other	626,528		683,287	1,948,418	1,989,194

Net revenues	27,272,910		20,165,571	96,998,969	72,267,918

EXPENSES:
Employee compensation and benefits	6,010,819		5,107,403	23,027,397	20,323,877
Clearing and execution	5,405,379		4,106,128	20,096,813	18,884,635
Data centers and communications	1,353,014		1,554,777	5,713,811	5,905,127
Advertising	913,407		1,179,082	3,829,972	2,736,983
Professional services	634,692		522,755	2,987,593	2,414,201
Occupancy and equipment	814,014		581,559	2,641,146	2,470,038
Depreciation and amortization	440,540		449,074	1,770,930	1,979,456
Other	1,445,380		938,765	4,414,641	2,740,809

Total expenses	17,017,245		14,439,543	64,482,303	57,455,126

Income before income taxes	10,255,665		5,726,028	32,516,666	14,812,792
INCOME TAX PROVISION	2,916,002		2,171,655	11,451,096	118,344

Net income	$7,339,663		$3,554,373	$21,065,570	$14,694,448

EARNINGS PER SHARE:
Basic	$0.17		$0.09	$0.49	$0.35

Diluted	$0.16		$0.08	$0.48	$0.33

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	43,725,038		41,790,770	42,728,461	41,657,981

Diluted	45,094,410		44,306,032	44,176,690	44,316,867

* As of December 31, 2005, within its statement of income, the Company began reporting its revenues and expenses in a format more consistent with a format that is common in the broker-dealer industry. All prior periods have been reclassified to conform to this new presentation. Unaudited quarterly statements of income in the reclassified format for the past two years are attached and can also be found on TradeStation Group’s Web site at http://www.tradestation.com/aboutus/quarterlyfs.shtm.

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS:

Cash and cash equivalents, including restricted cash of $1,672,497 and $1,911,426 at December 31, 2005 and 2004, respectively**	$75,101,842	$32,111,235
Cash segregated in compliance with federal regulations	426,061,999	347,094,597
Receivables from brokers, dealers, clearing organizations and clearing agents	36,033,229	19,404,102
Receivables from brokerage customers, net	58,132,743	56,984,622
Property and equipment, net	3,212,019	3,075,186
Deferred income taxes, net	2,150,218	3,811,716
Deposits with clearing organizations and clearing agents	11,243,184	14,498,375
Other assets	3,198,711	2,695,996

Total assets	$615,133,945	$479,675,829

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$789,824	$3,089,950
Payables to brokerage customers	523,895,972	420,709,173
Accounts payable	2,416,272	2,204,845
Accrued expenses	5,511,153	4,346,621

Total liabilities	532,613,221	430,350,589
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	82,520,724	49,325,240

Total liabilities and shareholders’ equity	$615,133,945	$479,675,829

** December 31, 2005 Cash and cash equivalents includes $9.5 million that was transferred on January 4, 2006 to Cash segregated in compliance with federal regulations. December 31, 2004 Cash and cash equivalents excludes $4.0 million that was transferred on January 4, 2005 from Cash segregated in compliance with federal regulations.

TRADESTATION GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

	2005
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Revenues:
Brokerage commissions and fees	$15,838,919	$16,502,478	$16,220,671	$17,391,097	$65,953,165
Interest income	4,153,810	5,230,337	6,834,596	8,270,953	24,489,696
Brokerage interest expense	613,691	833,799	1,024,330	1,040,786	3,512,606

Net interest income	3,540,119	4,396,538	5,810,266	7,230,167	20,977,090
Subscription fees	2,031,856	2,052,608	2,010,714	2,025,118	8,120,296
Other	430,100	393,710	498,080	626,528	1,948,418

Net revenues	21,840,994	23,345,334	24,539,731	27,272,910	96,998,969

Expenses:
Employee compensation and benefits	5,590,018	5,682,421	5,744,139	6,010,819	23,027,397
Clearing and execution	4,830,424	5,054,788	4,806,222	5,405,379	20,096,813
Data centers and communications	1,574,322	1,474,693	1,311,782	1,353,014	5,713,811
Advertising	961,934	1,007,692	946,939	913,407	3,829,972
Professional services	1,052,134	655,442	645,325	634,692	2,987,593
Occupancy and equipment	601,368	603,159	622,605	814,014	2,641,146
Depreciation and amortization	434,203	460,435	435,752	440,540	1,770,930
Other	911,012	907,571	1,150,678	1,445,380	4,414,641

Total expenses	15,955,415	15,846,201	15,663,442	17,017,245	64,482,303

Income before income taxes	5,885,579	7,499,133	8,876,289	10,255,665	32,516,666
Income tax provision	2,107,000	2,822,008	3,606,086	2,916,002	11,451,096

Net income	$3,778,579	$4,677,125	$5,270,203	$7,339,663	$21,065,570

Earnings per share:
Basic	$0.09	$0.11	$0.12	$0.17	$0.49

Diluted	$0.09	$0.11	$0.12	$0.16	$0.48

Weighted average shares outstanding:
Basic	41,868,052	42,173,423	43,147,365	43,725,038	42,728,461

Diluted	43,341,270	43,789,156	44,481,956	45,094,410	44,176,690

TRADESTATION GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED QUARTERLY STATEMENTS OF INCOME

	2004
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Revenues:
Brokerage commissions and fees	$14,285,342	$13,897,505	$13,441,079	$14,881,928	$56,505,854
Interest income	886,716	914,318	1,425,156	3,131,783	6,357,973
Brokerage interest expense	—	—	106,633	603,414	710,047

Net interest income	886,716	914,318	1,318,523	2,528,369	5,647,926
Subscription fees	1,882,462	2,061,828	2,108,667	2,071,987	8,124,944
Other	471,532	421,046	413,329	683,287	1,989,194

Net revenues	17,526,052	17,294,697	17,281,598	20,165,571	72,267,918

Expenses:
Employee compensation and benefits	5,122,021	5,006,920	5,087,533	5,107,403	20,323,877
Clearing and execution	5,130,378	4,963,253	4,684,876	4,106,128	18,884,635
Data centers and communications	1,485,307	1,517,799	1,347,244	1,554,777	5,905,127
Advertising	381,270	491,603	685,028	1,179,082	2,736,983
Professional services	394,898	729,914	766,634	522,755	2,414,201
Occupancy and equipment	609,576	652,816	626,087	581,559	2,470,038
Depreciation and amortization	547,222	546,001	437,159	449,074	1,979,456
Other	282,518	780,159	739,367	938,765	2,740,809

Total expenses	13,953,190	14,688,465	14,373,928	14,439,543	57,455,126

Income before income taxes	3,572,862	2,606,232	2,907,670	5,726,028	14,812,792
Income tax provision (benefit)	71,458	(3,200,038)	1,075,269	2,171,655	118,344

Net income	$3,501,404	$5,806,270	$1,832,401	$3,554,373	$14,694,448

Earnings per share:
Basic	$0.08	$0.14	$0.04	$0.09	$0.35

Diluted	$0.08	$0.13	$0.04	$0.08	$0.33

Weighted average shares outstanding:
Basic	41,487,110	41,625,992	41,728,054	41,790,770	41,657,981

Diluted	44,608,484	44,233,907	44,119,043	44,306,032	44,316,867